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                                  EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report on the Consolidated Financial Statements of Gabelli Funds, Inc. and subsidiaries dated March 11, 1998, except for Note Q, as to which the date is April 3, 1998, in the Registration Statement (Form S-1) and the related Prospectus of Alpha G, Inc. to be filed on or about April 23, 1998.

                                          /s/ Ernst & Young LLP
                                          -----------------------------------
                                          Ernst & Young LLP

New York, NY
April 22, 1998

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